UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 26, 2010

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1000 Park Drive
Lawrence, Pennsylvania	15055
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (724) 746-5500
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.
     On January 26, 2010, Black Box Corporation (the “Company”) issued a press release announcing financial results for the fiscal quarter ended December 26, 2009. A copy of the press release is furnished as Exhibit 99.1 to this report.
     The Company provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (“GAAP”). In addition, the press release attached hereto as Exhibit 99.1 contains non-GAAP financial information which has been identified as such. The presentation of this non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The press release attached hereto also includes a reconciliation of the non-GAAP financial information provided with the comparable financial information reported in accordance with GAAP. The Company believes that all readers of such financial information should properly review and understand the disclosed material limitations associated with the non-GAAP financial measures included in the press release as well as the difference between the non-GAAP and the GAAP financial information.
Item 9.01   Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 26, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Box Corporation
Date: January 26, 2010	By:	/s/ Michael McAndrew
Michael McAndrew Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Accounting Officer)

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 26, 2010